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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 33-97586, 33-97588 and 333-71453) of our report dated February 08, 2001, relating to the consolidated balance sheets of Western Ohio Financial Corporation as of December 31, 2000 and 1999 and the related consolidated statements of income, comprehensive income, changes in shareholders' equity and cash flows for the years then ended.


/s/ Crowe, Chizek and Company LLP
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Columbus, Ohio
March 27, 2001